Exhibit 10.2

UNWIND AGREEMENT

dated as of September 17, 2010

with respect to the Call Option Transaction Confirmation, dated March 24, 2009

and

the Warrant Transaction Confirmation dated March 24, 2009

between NEWELL RUBBERMAID INC. and BANK OF AMERICA, N.A.

THIS UNWIND AGREEMENT (this “Agreement”) with respect to the Call Option Confirmation (as defined below) and the Warrant Confirmation (as defined below) is made as of September 17, 2010 between NEWELL RUBBERMAID INC. (“Company”) and BANK OF AMERICA, N.A. (“Dealer”).

WHEREAS, Company issued USD 345,000,000 principal amount of 5.5% Convertible Senior Notes due 2014 (the “Notes”) pursuant to a base indenture dated as of November 1, 1995 between Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”), as supplemented by a supplemental indenture between Company and the Trustee dated as of March 30, 2009;

WHEREAS, Company and Dealer are parties to a call option transaction (the “Call Option Transaction”) pursuant to a letter agreement dated as of March 24, 2009 (as amended from time to time, the “Call Option Confirmation”), pursuant to which Company purchased from Dealer a Number of Options (as such term is defined therein) equal to 300,000, which Number of Options was automatically increased to 345,000 on March 30, 2009 pursuant to the Call Option Confirmation and Warrant Confirmation side letter between Company and Dealer dated as of March 24, 2009 (the “Side Letter”);

WHEREAS, Company and Dealer are parties to a warrant transaction (the “Warrant Transaction”) pursuant to a letter agreement dated as of March 24, 2009 (as amended from time to time, the “Warrant Confirmation”), pursuant to which Company purchased from Dealer a Number of Warrants (as such term is defined therein) equal to 17,429,700, which Number of Warrants was automatically increased to 20,044,155 on March 30, 2009 pursuant to the Side Letter;

WHEREAS, Company has repurchased USD $324,691,000 aggregate principal amount of the Notes pursuant to the exchange offer announced by Company on August 17, 2010 and expected to settle on September 15, 2010;

WHEREAS, Company has requested, and Dealer has agreed, to unwind the Call Option Transaction with respect to all of the Number of Options included in the all Option Confirmation, and to unwind the Warrant Transaction with respect to all of the Number of Warrants included in the Warrant Confirmation, in each case, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of their mutual covenants herein contained and for other good and valuable consideration, including payments under any related transactions, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmation or the Warrant Confirmation, as the case may be.

2.    Termination. On the Effective Date (as defined below), the Call Option Transaction and the Warrant Transaction shall each be cancelled and terminated in full and, subject to Section 9 below, each of the Call Option Confirmation and the Warrant Confirmation shall have no further force and effect and shall be null and void.

3.    Payments. In consideration for the foregoing unwind, on September 22, 2010, Dealer shall pay to Company, in immediately available funds, USD $35,866,632.

4.    Effectiveness. This Agreement shall become effective on September 17, 2010 (the “Effective Date”).

5.    Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof and on the Effective Date that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect, and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is south in a proceeding in equity or at law));

(e) each of it and its affiliates is not in possession of any material nonpublic information regarding Company or the Shares; and

(f) it is not entering into this Agreement and unwinding each of the Call Option Transaction and the Warrant Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

6.    Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof and on the Effective Date that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7.    Account for Payment to Company:

JPMorgan Chase New York

ABA:         021 000 021

Account:    Newell Rubbermaid Inc.

A/C No.:    910-2-504074

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.    Survival of Indemnities. Notwithstanding anything to the contrary in this Agreement, the Call Option Confirmation or the Warrant Confirmation, any rights to indemnification arising under or in connection with the Call Option Confirmation and Warrant Confirmation shall survive termination of the Call Option Transaction and the Warrant Transaction.

10.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11.    No Reliance, etc. Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

12.    Acknowledgments and Agreements. Company acknowledges and agrees that (i) Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Shares by Dealer (or its agent or affiliate) in connection with this Agreement and (ii) Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. For the avoidance of doubt, Company agrees that Section 13.2 of the Equity Definitions remains applicable with respect to the unwinds of any Hedge Positions and Hedging Activities of Dealer in respect of the Call Option Transaction or the Warrant Transaction.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

BANK OF AMERICA, N.A.

By:	/s/ David Moran
Authorized Signatory Name: David Moran

NEWELL RUBBERMAID, INC.

By:	/s/ Dale Metz
Name: Dale Metz Title: VP Treasurer

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